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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Stockholder
Highland Hospitality Corporation:

We consent to the use of our report dated August 13, 2003 on the balance sheets of Portsmouth Hotel Associates, LLC as of December 31, 2002 and 2001 and the related statement of operations, members' equity and cash flows for each of the years in the three-year period ended December 31, 2002, included herein and to the reference of our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.

KPMG LLP

McLean, Virginia
September 5, 2003